Pioneer Power Solutions 8-K

Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 28, 2019, Pioneer Power Solutions, Inc. (the “Company,” “Pioneer Power” or “PPSI”) entered into a Stock Purchase Agreement, dated as of June 28, 2019 (the “Stock Purchase Agreement”), by and among the Company, Electrogroup Canada, Inc., a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a wholly owned subsidiary of the Company (“JE Mexico,” and together with Electrogroup and Jefferson, the “Disposed Companies”), Nathan Mazurek, Pioneer Transformers L.P. (the “US Buyer”) and Pioneer Acquireco ULC (the “Canadian Buyer,” and together with the US Buyer, the “Buyer”), which was amended on August 13, 2019. Pursuant to the terms of the Stock Purchase Agreement, as amended, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer (the “Equity Transaction”).

On August 16, 2019, the Company completed the Equity Transaction pursuant to the terms and conditions of the Stock Purchase Agreement. As consideration for the Disposed Companies, Buyer paid the Company a base aggregate purchase price of $68.0 million, consisting of (i) $60.5 million of cash, (ii) the issuance by the Buyer of a subordinated promissory note to Pioneer Power in the aggregate principal amount of $5.0 million and (iii) the issuance by the Buyer of a subordinated promissory note to Pioneer Power in the aggregate principal amount of $2.5 million. The purchase price is subject to customary working capital adjustment, as described more fully in the Stock Purchase Agreement. In addition, pursuant to the terms of the Stock Purchase Agreement, the Buyer will have the right to set-off amounts owed to Pioneer Power under the $5.0 million seller note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies. The Equity Transaction transferred the ownership of the dry type and liquid type transformer businesses (“transformer business”) from PPSI to the Buyer. As a result, the transformer business’ historical results will be reported in PPSI’s consolidated financial statements as discontinued operations and in subsequent periods PPSI’s consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the transformer business.

The following unaudited pro forma condensed consolidated financial statements (“unaudited pro forma statements”) and explanatory notes are based on PPSI’s historical consolidated financial statements adjusted to give effect to the Equity Transaction. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2019 and year ended December 31, 2018 have been prepared with the assumption that the Equity Transaction occurred as of the beginning of the statement period. The pro forma consolidated statement of operations as of December 31, 2017 has been included to present the impact of the sale of the transformer business on continuing operations. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2019 has been prepared with the assumption that the Equity Transaction was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what PPSI’s financial condition or results of operations would have been had the Equity Transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by PPSI based upon assumptions deemed appropriate by PPSI’s management. An explanation of certain assumptions is set forth under the Notes hereto.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes thereto included in PPSI’s Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly report on Form 10-Q for the period ended June 30, 2019.

Pioneer Power Solutions, Inc
Unaudited Pro Forma Consolidated Balance Sheets
As of June 30, 2019

	As of June 30, 2019
		Disposition of	Other
	Historical	Business (2a)	Adjustments			Pro forma
ASSETS
Current assets
Cash and cash equivalents	$496	$—	$31,280	(2	c)	31,776
Short term investments	3,882	—				3,882
Accounts receivable, net	18,332	15,397				2,935
Insurance receivable	2,400	—				2,400
Inventories, net	25,151	20,131				5,020
Prepaid expenses and other current assets	2,808	486				2,322
Total current assets	53,069	36,014	31,280			48,335
Property, plant and equipment, net	5,061	4,300				761
Right of use asset	1,928	1,928				—
Deferred income taxes	4,119	78				4,041
Other assets	2,826	—	7,500	(2	b)	10,326
Intangible assets, net	3,480	3,377				103
Goodwill	8,526	5,557				2,969
Total assets	$79,009	$51,254	$38,780			$66,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$1,678	—				$1,678
Revolving credit facilities	20,982	—	(20,982)	(2	c)	—
Accounts payable and accrued liabilities	32,352	20,232				12,120
Current maturities of long-term debt and capital lease obligations	3,196	—	(3,196)	(2	c)*	—
Income taxes payable	757	655	4,632	(2	d)	4,734
Total current liabilities	58,965	20,887	(19,546)			18,532
Pension deficit	3	3				—
Other long-term liabilities	3,365	2,090				1,275
Noncurrent deferred income taxes	2,920	—				2,920
Total liabilities	65,253	22,980	(19,546)			22,727
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—				—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,726,045 shares issued and outstanding on June 30, 2019 and December 31, 2018	9	—				9
Additional paid-in capital	23,974	—				23,974
Accumulated other comprehensive loss	(5,725)	—				(5,725)
Retained earnings (accumulated deficit)	(4,502)	—	30,052	2(	e)*	25,550
Total stockholders’ equity	13,756	—	30,052			43,808
Total liabilities and stockholders’ equity	$79,009	$22,980	$10,506			$66,535
*The balances as of June 30, 2019 are net of debt issuance cost of $42.

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Pioneer Power Solutions, Inc
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)

	For the Six Months Ended June 30, 2019
		Disposition of
	Historical	Business (3)	Pro forma

Sales	$49,062	$40,684	$8,378
Cost of goods sold	41,486	33,886	7,600

Gross profit	7,576	6,798	778

Operating expenses
Selling, general and administrative	8,486	4,715	3,771
Foreign exchange gain	(491)	(491)	—

Total operating expenses	7,995	4,224	3,771

Income (loss) from continuing operations	(419)	2,574	(2,993)

Interest expense	1,013	1,013	—
Other (income) expense	513	48	465
Gain on sale of subsidiary	(4,207)	—	(4,207)

Income before taxes	2,262	1,513	749

Income tax expense	637	615	22

Net income	$1,625	$898	$727

Net income per common share:
Basic	$0.19		$0.08
Diluted	$0.19		$0.08

Weighted average common shares outstanding:
Basic	8,726		8,726
Diluted	8,730		8,730

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Pioneer Power Solutions, Inc
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)

	For the Year ended December 31, 2018
		Disposition of
	Historical	Business (3)	Pro forma

Sales	$106,390	$86,296	$20,094
Cost of goods sold	87,139	68,906	18,233

Gross profit	19,251	17,390	1,861

Operating expenses
Selling, general and administrative	21,465	11,259	10,206
Foreign exchange gain	(341)	(341)	—

Total operating expenses	21,124	10,918	10,206

(Loss) Income from continuing operations	(1,873)	6,472	(8,345)

Interest expense	2,662	2,662	—
Other expense	826	762	64

(Loss) income before taxes	(5,361)	3,048	(8,409)

Income tax expense (benefit)	303	655	(352)

Net (loss) income	$(5,664)	$2,393	$(8,057)

Net loss per common share:
Basic	$(0.65)		$(0.92)
Diluted	$(0.65)		$(0.92)

Weighted average common shares outstanding:
Basic	8,726		8,726
Diluted	8,726		8,726

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Pioneer Power Solutions, Inc
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)

	For the Year ended December 31, 2017
		Disposition of
	Historical	Business (3)	Pro forma

Sales	$114,391	$86,396	$27,995
Cost of goods sold
Cost of goods sold	95,779	68,397	27,382
Restructuring and integration	873	873	—
Total cost of goods sold	96,652	69,270	27,382
Gross profit	17,739	17,126	613

Operating expenses
Selling, general and administrative	21,158	10,389	10,769
Restructuring and integration	219	215	4
Foreign exchange gain	(325)	(325)	—

Total operating expenses	21,052	10,279	10,773

(Loss) Income from continuing operations	(3,313)	6,847	(10,160)

Interest expense	2,462	—	2,462
Other expense	411	80	331

(Loss) income before taxes	(6,186)	6,767	(12,953)

Income tax expense	3,039	431	2,608

Net (loss) income	$(9,225)	$6,336	$(15,561)

Net loss per common share:
Basic	$(1.06)		$(1.79)
Diluted	$(1.06)		$(1.79)

Weighted average common shares outstanding:
Basic	8,717		8,717
Diluted	8,717		8,717

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Equity Transaction

The consideration payable by the Buyer in the Equity Transaction is (i) a base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to PPSI in the aggregate principal amount of $5.0 million (the “First Seller Note”) and a subordinated promissory note to PPSI in the aggregate principal amount of $2.5 million (the “Second Seller Note,” and together with the First Seller Note, the “Seller Notes”), in each case subject to adjustment pursuant to the terms of the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the Seller Notes will bear interest at an annualized rate of 4.0%, to be paid-in-kind annually, and will have a maturity date of December 31, 2022. In addition, pursuant to the terms of the Stock Purchase Agreement, the Buyer will have the right to set-off amounts owed to Pioneer Power under the First Seller Note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies.

2. Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited consolidated financial statements are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

(a) Recording of the disposition of the transformer business. The amounts include the assets and liabilities attributable to the business being sold.

(b) Recording of the sale proceeds, net of estimated transaction related expenses.

Cash proceeds from sale	$60,500
Note receivable	7,500
Less: estimated transaction costs	5,000
Net proceeds less transaction costs	$63,000

(c) Recording of repayment of the revolving credit facilities, short term borrowings and debt.

Cash proceeds from sale	$60,500
Less: estimated transaction costs	5,000
Net Cash proceeds from sale	55,500

Repayment of revolving credit facilities	(20,982)
Repayment of term loan B	(3,238)
Total Cash proceeds less repayment of debt	$31,280

(d) The table below represents the tax expense and related taxes payable associated with sale of PPSI’s transformer business.

Income Tax at statutory rate	$8,751
Book tax differences	(3,291)
Benefit from net operating loss utilization	(828)
Total Income Tax Payable	$4,632

We have applied an effective tax rate of 25.2% which represents the consolidated group tax for US tax purposes.

The Company estimates the taxable income of $21.7 million with respect to the gain on sale of common stocks of the Disposed Companies to be partially offset by federal net operating losses on hand of approximately $3.3 million as of the transaction date. The Company estimates that after utilizing federal, state and local net operating losses they will incur federal, state and local income taxes of approximately $4.6 million.

(e) The estimated gain on the sale of the business if we had completed the sale as of June 30, 2019 is as follows:

Net proceeds (Note (b))	$63,000
Net assets sold	(28,274)
Pre-tax gain on sale	34,726
Tax expense	4,632
After-tax gain on sale	$30,094

This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature and is reflected within equity on the Balance Sheet for the period ended June 30, 2019. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Equity Transaction.

3. Discontinued Operations

The Financial results of the transformer business, net of income taxes, have been removed to reflect the effects of the disposition and the retrospective presentation as discontinued operations in future filings. The following table presents the financial results for the transformer business for the years ended December 31, 2018 and 2017 and six months ended June 30, 2019:

	For the Year ended December 31, 2017	For the Year ended December 31, 2018	For the six months ended June 30, 2019

Sales	$86,396	$86,296	$40,684
Cost of goods sold	68,397	68,906	33,886
Restructuring and integration	873	—	—
Gross profit	17,126	17,390	6,798

Operating expenses
Selling, general and administrative	10,389	11,259	4,715
Restructuring and integration	215	—	—
Foreign exchange gain	(325)	(341)	(491)

Total operating expenses	10,279	10,918	4,224

Income from operations	6,847	6,472	2,574

Interest expense	1,065	840	128
Other expense	80	762	48

Income before taxes	5,702	4,870	2,398

Income tax expense	431	655	615

Net income	$5,271	$4,215	$1,783